As filed with the Securities and Exchange Commission on October 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0919654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 West 78th Street, Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

APOGEE ENTERPRISES, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Meghan M. Elliott, Esq.

Vice President, General Counsel and Secretary

Apogee Enterprises, Inc.

4400 West 78th Street, Suite 520

Minneapolis, Minnesota 55435

(952) 487-7514

(Name, address and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.33 1/3 per share	250,000 shares	$26.73	$6,682,500	$729.06

(1)	Represents shares of common stock of Apogee Enterprises, Inc. that may be offered or sold pursuant to the Apogee Enterprises, Inc. 2000 Employee Stock Purchase Plan.
(2)

Pursuant to Rule 416 (a) under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock that may be offered or issued under the Apogee Enterprises, Inc. 2000 Employee Stock Purchase Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended. The proposed maximum offering price is based on the average of the high and low prices of Apogee Enterprises, Inc. common stock as reported on the Nasdaq Global Select Market on October 20, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Apogee Enterprises, Inc. (the “Company”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register an additional 250,000 shares of the Company’s common stock, par value $0.33 1/3 per share, issuable pursuant to the Apogee Enterprises, Inc. 2000 Employee Stock Purchase Plan, as amended (the “Plan”). The issuance of the additional shares was approved by the Board of Directors (the “Board”) of the Company at a meeting of the Board on October 6, 2020. The Company previously registered shares of Common Stock for issuance under the Plan pursuant to Registration Statements on Form S-8 filed on July 28, 2003 (Registration No. 333-107403) and on October 9, 2015 (Registration No. 333-207364), which are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “SEC”) by Apogee Enterprises, Inc. (“we,” “us” or “Apogee”) are incorporated by reference in this registration statement:

(a)

Our Annual Report on Form 10-K for the fiscal year ended February 29, 2020, including the information specifically incorporated by reference into our Annual Report on Form 10-K from the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 11, 2020;

(b)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 30, 2020 and August 29, 2020;

(c)

Our Current Reports on Form 8-K filed on April 10, 2020, April  29, 2020, June 1, 2020 (as amended by our Current Report on Form  8-K/A, filed on June 9, 2020), June 29, 2020, July  7, 2020, September 17, 2020 (Accession No. 0001193125-20-247376, excluding Item 7.01 and Exhibit 99.1 of Item 9.01), October  5, 2020 and October 13, 2020; and

(d)	The description of our common stock included as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended February 29, 2020.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than reports (or portions thereof) on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise explicitly indicated therein) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, are incorporated by reference herein and are a part hereof from the respective dates of filing of such documents.

Item 8.	Exhibits.

4.1	Restated Articles of Incorporation of Apogee Enterprises, Inc. (incorporated by reference to Exhibit 3.1 to Apogee’s Annual Report on Form 10-K for the year ended February 28, 2004).

4.2

Articles of Amendment to the Restated Articles of Incorporation of Apogee Enterprises, Inc., as filed with the Minnesota Secretary of State on January 15, 2020 (incorporated by reference to Exhibit 3.1 to Apogee’s Current Report on Form 8-K filed on January 16, 2020).

4.3	Amended and Restated Bylaws of Apogee Enterprises, Inc. (incorporated by reference to Exhibit 3.1 to Apogee’s Current Report on Form 8-K filed on July 3, 2018).

4.4	Specimen certificate for shares of common stock of Apogee Enterprises, Inc. (incorporated by reference to Exhibit 4A to Apogee’s Annual Report on Form 10-K for the year ended March 2, 2020).

4.5

Apogee Enterprises, Inc. 2000 Employee Stock Purchase Plan (Amended and Restated Effective as of May 1, 2003) (incorporated by reference to Exhibit 4.4 to Registrant’s Registration Statement on Form S-8 filed on October 9, 2015).

4.6

First Amendment of Apogee Enterprises, Inc. 2000 Employee Stock Purchase Plan (Amended and Restated Effective as of May 1, 2003) dated February 27, 2009 (incorporated by reference to Exhibit 4.5 to Registrant’s Registration Statement on Form S-8 filed on October 9, 2015).

5.1	Opinion of Dorsey & Whitney LLP.*

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).*

23.2	Consent of Independent Registered Public Accounting Firm.*

24.1	Power of Attorney.*

*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 21, 2020.

APOGEE ENTERPRISES, INC.

By:	/s/ Joseph F. Puishys
Joseph F. Puishys
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on October 21, 2020.

Signature	Title

/s/ Joseph F. Puishys Joseph F. Puishys	President, Chief Executive Officer and Director (principal executive officer)

/s/ Nisheet Gupta Nisheet Gupta	Chief Financial Officer (principal financial and accounting officer)

* Donald A. Nolan	Chairman

* Bernard P. Aldrich	Director

* Christina M. Alvord	Director

* Frank G. Heard	Director

* Lloyd E. Johnson	Director

* Elizabeth M. Lilly	Director

* Herbert K. Parker	Director

* Mark A. Pompa	Director

* Patricia K. Wagner	Director

*By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Attorney-in-Fact